Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated May 22, 2020, on our audit of the consolidated financial statements of Driven Deliveries, Inc. We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated June 29, 2020, on our review of the consolidated financial statements of Driven Deliveries, Inc.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
August 6, 2020